STEPSTONE GROUP REPORTS SECOND QUARTER FISCAL YEAR 2022 RESULTS
NEW YORK, November 9, 2021 – StepStone Group Inc. (Nasdaq: STEP), a global private markets investment firm focused on providing customized investment solutions and advisory and data services, today reported results for the quarter ended September 30, 2021. This represents results for the second quarter for the fiscal year ending March 31, 2022. The Board of Directors of the Company has declared a quarterly cash dividend of $0.15 per share of Class A common stock, payable on December 15, 2021, to the holders of record as of the close of business on November 30, 2021.
StepStone issued a full detailed presentation of its second quarter fiscal 2022 results, which can be accessed by clicking here.
Webcast and Earnings Conference Call
Management will host a webcast and conference call on Tuesday, November 9, 2021 at 5:00 pm ET to discuss the Company’s results for the second fiscal quarter ended September 30, 2021. The conference call will also be made available in the Shareholders section of the Company's website at https://shareholders.stepstonegroup.com/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register.
The conference call can be accessed by dialing 1-800-757-8473 (United States) or 1-212-231-2907 (international).
A replay of the call will also be available on the Company's website approximately two hours after the live call through November 23, 2021. To access the replay, dial 1-844-512-2921 (United States) or 1-412-317-6671 (international). The replay pin number is 21998685. The replay can also be accessed on the shareholders section of the Company's website at https://shareholders.stepstonegroup.com.
About StepStone
StepStone Group Inc. (Nasdaq: STEP) is a global private markets investment firm focused on providing customized investment solutions and advisory and data services to its clients. As of September 30, 2021, StepStone oversaw approximately $519 billion of private markets allocations, including $121 billion of assets under management. StepStone's clients include some of the world's largest public and private defined benefit and defined contribution pension funds, sovereign wealth funds and insurance companies, as well as prominent endowments, foundations, family offices and private wealth clients, which include high-net-worth and mass affluent individuals. StepStone partners with its clients to develop and build private markets portfolios designed to meet their specific objectives across the private equity, infrastructure, private debt and real estate asset classes.

Forward-Looking Statements
Some of the statements in this release may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this release should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under the “Risk Factors” section of our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on June 23, 2021, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.
Contacts
Shareholder Relations:
shareholders@stepstonegroup.com
1-212-351-6106
Media:
Brian Ruby / Chris Gillick, ICR
StepStonePR@icrinc.com
1-203-682-8268

Second Quarter Fiscal Year 2022 Earnings Presentation NOVEMBER 9, 2021

2STEPSTONE GROUP Today’s Presenters Scott Hart Co-CEO Jason Ment President & Co-COO Mike McCabe Head of Strategy Johnny Randel Chief Financial Officer

# GAAP Consolidated Income Statements

GAAP net income was $127.9 million for the quarter and $254.4 million year-to-date. GAAP net income attributable to StepStone Group Inc. was $62.1 million (or $1.45 per share) for the quarter and $103.7 million (or $2.50 per share) year-to-date.

| ($ in thousands, except per share amounts) | Quarter | | | Year-to-Date | | |
|---|---|---|---|---|---|---|
| | Sep '20 | Sep '21 | % Fav / Unfav | Sep '20 | Sep '21 | % Fav / Unfav |
| **Revenues** | | | | | | |
| Management and advisory fees, net | $ 75,652 | $ 83,583 | 10% | $ 139,152 | $ 161,644 | 16% |
| Performance fees: | | | | | | |
| Incentive fees | 1,196 | 1,796 | 50% | 4,785 | 5,978 | 25% |
| Carried interest allocations: | | | | | | |
| Realized | 8,556 | 52,531 | 514% | 12,194 | 102,494 | 741% |
| Unrealized | 157,509 | 143,855 | -9% | 25,369 | 320,254 | 1162% |
| Total carried interest allocations | 166,065 | 196,386 | 18% | 37,563 | 422,748 | 1025% |
| Legacy Greenspring carried interest allocations[1] | - | - | na | - | - | na |
| **Total revenues** | **242,913** | **281,765** | **16%** | **181,500** | **590,370** | **225%** |
| **Expenses** | | | | | | |
| Compensation and benefits: | | | | | | |
| Cash-based compensation | 37,473 | 43,881 | -17% | 77,126 | 86,552 | -12% |
| Equity-based compensation | 952 | 3,213 | -238% | 1,435 | 6,956 | -385% |
| Performance fee-related compensation: | | | | | | |
| Realized | 4,811 | 26,781 | -457% | 7,711 | 52,089 | -576% |
| Unrealized | 78,533 | 74,206 | -6% | 9,858 | 159,778 | -1521% |
| Total performance fee-related compensation | 83,344 | 100,987 | 21% | 17,569 | 211,867 | -1106% |
| Legacy Greenspring performance fee-related compensation[1] | - | - | na | - | - | na |
| Total compensation and benefits | 121,769 | 148,081 | 22% | 96,130 | 305,375 | -218% |
| General, administrative and other | 11,356 | 25,320 | -123% | 21,863 | 41,750 | -91% |
| **Total expenses** | **133,125** | **173,401** | **30%** | **117,993** | **347,125** | **-194%** |
| **Other income (expense)** | | | | | | |
| Investment income | 4,325 | 7,187 | 66% | 1,147 | 13,611 | 1087% |
| Legacy Greenspring investment income[1] | - | - | na | - | - | na |
| Interest income | 165 | 206 | 25% | 259 | 286 | 10% |
| Interest expense | (5,270) | (88) | 98% | (7,327) | (94) | 99% |
| Other income (loss) | 242 | (1,952) | na | 462 | (2,389) | na |
| Total other income (expense) | (538) | 5,353 | na | (5,459) | 11,414 | na |
| **Income before income tax** | **109,250** | **113,717** | **4%** | **58,048** | **254,659** | **339%** |
| Income tax expense (benefit) | 881 | (14,145) | na | 2,039 | 278 | 86% |
| **Net income** | **108,369** | **127,862** | **18%** | **56,009** | **254,381** | **354%** |
| Less: Net income attributable to non-controlling interests in subsidiaries | 9,045 | 6,032 | 33% | 13,138 | 11,646 | 11% |
| Less: Net income attributable to non-controlling interests in legacy Greenspring entities[1] | - | - | na | - | - | na |
| Less: Net income attributable to non-controlling interests in the Partnership | 100,114 | 59,756 | -40% | 43,661 | 139,011 | -218% |
| **Net income (loss) attributable to StepStone Group Inc.** | **$ (790)** | **$ 62,074** | **na** | **$ (790)** | **$ 103,724** | **na** |
| **Net income (loss) per share of Class A common stock – Basic** | **$ (0.03)** | **$ 1.49** | **na** | **$ (0.03)** | **$ 2.57** | **na** |
| **Net income (loss) per share of Class A common stock – Diluted** | **$ (0.03)** | **$ 1.45** | **na** | **$ (0.03)** | **$ 2.50** | **na** |

Note: Foreign currency translation gains and losses have been reclassified from general, administrative and other expenses to other income (loss) in our consolidated income statements for all prior periods presented to conform to the current period presentation.

[1] Represents carried interest allocations and investment income attributable to consolidated VIEs for which we did not acquire any economic interests. Such amounts are attributable to employees and therefore have been reflected as legacy Greenspring performance fee-related compensation and net income attributable to non-controlling interests in legacy Greenspring entities, respectively. Reflects the net effect of gross realized gains fully offset by the reversal of such amounts in unrealized gains for the 10-day period ended September 30, 2021.

3

# Robust Growth Profile Since Inception

## TOTALS ASSETS UNDER MANAGEMENT AND ADVISEMENT ($B)


$519
Assets under management
Assets under advisement
$1
$5
$9
$27
$47
$54
$62
$64
$84
$116
$130
$155
$266
$296
$427
2007
2008
2009
2010
2011
2012
2013
2014
2015
2016
FY'17
FY'18
FY'19
FY'20
FY'21
FQ2'22

Note: Fiscal 2017-2021 reflect AUM/AUA as of March 31 of each fiscal year then ended. Prior year amounts are reported on a calendar year basis. Strategic acquisitions contributed approximately $5.6 billion, $1.8 billion, $0.9 billion, $3.6 billion, $2.4 billion and $22.5 billion of AUM and $1.0 billion, $0.0 billion, $0.0 billion, $1.0 billion, $92.5 billion and $0.0 billion of AUA in calendar year 2010, 2012, 2013, 2016, 2018 and 2021, respectively. As of September 30, 2021, approximately $0.9 billion, $0.2 billion, $0.1 billion, $2.7 billion, $2.1 billion and $22.5 billion of AUM and $0.0 billion, $0.0 billion, $0.0 billion, $0.2 billion, $100.1 billion and $0.0 billion of AUA acquired in calendar year 2010, 2012, 2013, 2016, 2018 and 2021, respectively, remains. An expansion of client data tracked contributed $70 billion of AUA for fiscal 2021. The incremental client data captured represents assets for which StepStone serves as investment advisor for the portfolio, but does not provide monitoring/reporting services and did not make the initial investment recommendation.

STEPSTONE GROUP 4

# Fiscal Q2 2022 Overview

STEPSTONE
inside private markets

## KEY BUSINESS DRIVERS

| | FQ2'22 | FQ2'21 | vs. FQ2'21 | FQ1'22 | vs. FQ1'22 |
|---|---|---|---|---|---|
| Assets under management ("AUM") | $121.3 B | $72.0 B | 68% | $89.8 B | 35% |
| Fee-Earning AUM ("FEAUM") | $66.7 B | 44.3 B | 50% | 52.9 B | 26% |
| Undeployed fee-earning capital | 17.8 B | 16.4 B | 9% | 13.6 B | 31% |
| Gross accrued carry | 1,215.9 M | 486.2 M | 150% | 1,072.7 M | 13% |

## FINANCIAL HIGHLIGHTS

| ($M, except per share data) | FQ2'22 | FQ2'21 | vs. FQ2'21 | FQ2'22 YTD | FQ2'21 YTD | vs. FQ2'21 YTD |
|---|---|---|---|---|---|---|
| Adjusted revenues | $139.7 | $86.6 | 61% | $275.9 | $160.8 | 72% |
| Management and advisory fees, net | $83.6 | $75.7 | 10% | $161.6 | $139.2 | 16% |
| Fee-related earnings ("FRE") | $26.4 | $27.9 | -5% | $49.5 | $46.1 | 7% |
| Fee-related earnings margin | 32% | 37% | | 31% | 33% | |
| Adjusted Net Income ("ANI") | $40.1 | $18.3 | 120% | $80.6 | $33.7 | 139% |
| ANI per share | $0.40 | $0.19 | 111% | $0.81 | $0.34 | 138% |

## BUSINESS UPDATE

- Declared a dividend of $0.15 per share of Class A common stock, representing a quarterly increase of 114%. The dividend is payable on December 15, 2021 to record holders of Class A common stock at the close of business on November 30, 2021
- Raised a total of approximately $16 billion of new SMA[1] capital in the last twelve months
- Interim closings of StepStone Tactical Growth Fund III ("STGF III"), first closing of StepStone's flagship co-investment fund, and additional closings of StepStone's senior corporate lending fund; raised a total of approximately $2 billion for commingled funds in the last twelve months
- Conversus StepStone Private Markets ("CPRIM") achieved a 59% net return since inception on October 1, 2020, and AUM of approximately $270 million as of November 1, 2021
- In September 2021, closed the acquisition of Greenspring Associates ("Greenspring"), a leading venture capital and growth equity platform. The acquisition adds $22.5 billion of assets under management and $11.4 billion of fee-earning AUM as of September 30, 2021

[1] Includes advisory accounts for which we have discretion.

STEPSTONE GROUP 5

OVERVIEW

# StepStone's Growth Drivers

STEPSTONE inside private markets

| AUM | | AUA |
|---|---|---|
| SEPARATELY MANAGED ACCOUNTS | FOCUSED COMMINGLED FUNDS | ADVISORY |
| $74B<br>**33%** growth from prior year<br>• A total of **~$16B** of new capital additions during the LTM<br>• Total undeployed fee-earning capital of **$17.8B** | $39B[1]<br>**21%** organic growth from prior year[2]<br>• A total of ~**$2B** raised in focused commingled funds during the LTM<br>• First closing on StepStone's flagship co-investment fund<br>• Subsequent closes held on growth equity, private debt, and private wealth programs | $397B<br>• Net client activity increased AUA by **$156B** over the last twelve months<br>• **~$9B** of AUA relates to advisory accounts for which we have discretion |

| FEAUM | |
|---|---|
| SEPARATELY MANAGED ACCOUNTS | FOCUSED COMMINGLED FUNDS |
| $43B<br>**+29%** from prior year | $24B[1]<br>**11%** organic growth from prior year[2] |

Note: As of September 30, 2021. Amounts may not sum to total due to rounding.
[1] The acquisition of Greenspring added $22.5 billion of AUM and $11.4 billion of FEAUM.
[2] Organic focused commingled fund AUM and FEAUM growth excludes $22.5B of AUM and $11.4B of FEAUM acquired as part of Greenspring as of 9/30/21.

STEPSTONE GROUP 7

# Fee-earning AUM Evolution

**FEAUM Growth**
SMAs +29% from prior year
Commingled +11% organic growth from prior year

**36%**
clients with exposure to more than one asset class

## FEE-EARNING AUM BY COMMERCIAL STRUCTURE ($B)



Total AUM
$40
$53
$67
$86
$121[1]
Focused commingled funds
Separately managed accounts
Organic CAGR[2]: 30%
$22.3
5.8
16.5
$32.2
8.0
24.2
$41.2
10.1
31.1
$52.0
11.4
40.6
$66.7
23.5
43.2
FY'18
FY'19
FY'20
FY'21
FQ2'22

| | FY'18 | FY'19 | FY'20 | FY'21 | FQ2'22 |
|---|---|---|---|---|---|
| % SMAs | 74% | 75% | 76% | 78% | 65% |
| % Commingled | 26% | 25% | 24% | 22% | 35% |

## FEE-EARNING AUM BY ASSET CLASS ($B)



Private debt
Infrastructure
Real estate
Private equity
Organic CAGR[2]: 30%
$22.3
3.8
4.6
1.0
12.9
$32.2
4.6
8.4
3.0
16.2
$41.2
6.3
11.4
3.5
19.9
$52.0
10.5
12.6
4.4
24.5
$66.7
11.0
13.2
4.5
38.0
FY'18
FY'19
FY'20
FY'21
FQ2'22

| | FY'18 | FY'19 | FY'20 | FY'21 | FQ2'22 |
|---|---|---|---|---|---|
| % PE | 58% | 50% | 48% | 47% | 57% |
| % RE/INFRA/PD | 42% | 50% | 52% | 53% | 43% |

## FEAUM + UNDEPLOYED FEE-EARNING CAPITAL ($B)[1]



FEAUM
Undeployed fee-earning capital
Organic CAGR[2]: 23%
$34.7
12.4
22.3
$44.5
12.3
32.2
$55.6
14.4
41.2
$66.0
14.0
52.0
$84.5
17.8
66.7
FY'18
FY'19
FY'20
FY'21
FQ2'22

Note: Amounts may not sum to total due to rounding. PE – Private equity, RE – Real estate, INFRA – Infrastructure, PD – Private debt
[1] The acquisition of Greenspring added approximately $22.5B of AUM, $11.4B of FEAUM, and $0.5B of undeployed fee-earning capital as of 9/30/21.
[2] Organic CAGR excludes $11.4B of FEAUM and $0.5B of undeployed fee-earning capital acquired as part of Greenspring as of 9/30/21.

STEPSTONE GROUP 8

# Trend in Management and Advisory Fees

STEPSTONE
inside private markets

## MANAGEMENT & ADVISORY FEES ($M)[1]



Advisory fees
Focused commingled funds
Separately managed accounts
$140
40
49
52
$190
45
59
86
$234
48
79
107
$285
52
97
136
$308[2]
51
99
157
FY'18
FY'19
FY'20
FY'21
LTM FQ2'22

| Blended mgmt. fee rates:[3] | FY'18 | FY'19 | FY'20 | FY'21 | LTM FQ2'22 |
|---|---|---|---|---|---|
| Overall | 0.56% | 0.53% | 0.51% | 0.52% | 0.51% |
| By Type: | | | | | |
| *SMAs* | *0.42%* | *0.41%* | *0.39%* | *0.39%* | 0.40% |
| *Commingled* | *0.83%* | *0.87%* | *0.89%* | *0.90%* | 0.85% |
| By Asset Class: | | | | | |
| *PE* | *0.66%* | *0.63%* | *0.66%* | *0.62%* | 0.62% |
| *RE / INFRA / PD* | *0.46%* | *0.41%* | *0.37%* | *0.42%* | 0.41% |

## MANAGEMENT & ADVISORY FEES PER SHARE ($M)



CAGR: 25%
$1.44
$1.95
$2.40
$2.91
$3.11
FY'18
FY'19
FY'20
FY'21
LTM FQ2'22

| Assets under management and advisement | FY'18 | FY'19 | FY'20 | FY'21 | LTM FQ2'22 |
|---|---|---|---|---|---|
| FEAUM ($B) | $22 | $32 | $41 | $52 | $67[2] |
| AUM ($B) | $40 | $53 | $67 | $86 | $121[2] |
| AUA ($B) | $115 | $213[4] | $229 | $340[5] | $397 |

| % of fee revenue from management and advisory fees[1] | FY'18 | FY'19 | FY'20 | FY'21 | LTM FQ2'22 |
|---|---|---|---|---|---|
| Mgmt | 72% | 76% | 80% | 82% | 83% |
| Advisory | 28% | 24% | 20% | 18% | 17% |

Note: Amounts may not sum to total due to rounding. PE – Private equity, RE – Real estate, INFRA – Infrastructure, PD – Private debt
[1] Excludes fund reimbursement revenues.
[2] The acquisition of Greenspring contributed $11.4B of FEAUM, $22.5B of AUM, and $2.3M of management and advisory fees for LTM FQ2'22.
[3] Weighted-average fee rates reflect the applicable management fees for the last 12 months ending on each period presented, and is inclusive of any retroactive fees for such period.
[4] The acquisition of Courtland Partners contributed $90B of AUA for fiscal 2019.
[5] An expansion of client data tracked contributed $70B of AUA for fiscal 2021. The incremental client data captured represents assets for which StepStone serves as investment advisor for the portfolio, but does not provide monitoring/reporting services and did not make the initial investment recommendation.

STEPSTONE GROUP 9

FINANCIAL UPDATE

# Financial Highlights

STEPSTONE
inside private markets

- Organic FEAUM growth (excluding Greenspring) of 25% drove fee revenue increases of 10% for the quarter and 16% year-to-date
- ANI per share increased 111% for the quarter and 138% year-to-date, reflecting higher FRE and net realized performance fees in the first six months of the fiscal year
- Results for the quarter include \$2.3 million of revenue, \$2.1 million of FRE, and \$2.1 million of pre-tax ANI from retroactive fees related to the interim closings of STGF III
- Results for the prior year quarter include \$9.0 million of revenue, \$8.5 million of FRE, and \$4.4 million of pre-tax ANI from retroactive fees related to the final close of StepStone Real Estate Partners IV
- Results for the quarter include results of Greenspring beginning on September 20, 2021[1]

## FINANCIAL HIGHLIGHTS

| | Three Months Ended Sep 30 | | | Six Months Ended Sep 30 | | |
|---|---|---|---|---|---|---|
| ($M, unless otherwise mentioned) | 2021 | 2020 | % Δ YTY | 2021 | 2020 | % Δ YTY |
| AUM ($B)[1] | $ 121.3 | $ 72.0 | 68% | | | |
| FEAUM ($B)[1] | 66.7 | 44.3 | 50% | | | |
| Undeployed Fee-Earning capital ($B)[1,2] | 17.8 | 16.4 | 9% | | | |
| | | | | | | |
| Management & Advisory Fees, net[1] | $ 83.6 | $ 75.7 | 10% | $ 161.6 | $ 139.2 | 16% |
| Fee-Related Earnings[1,3] | 26.4 | 27.9 | -5% | 49.5 | 46.1 | 7% |
| Fee-Related Earnings Margin[4] | 32% | 37% | | 31% | 33% | |
| Gross Realized Performance Fees[1,5] | 56.1 | 10.9 | 414% | 114.3 | 21.7 | 427% |
| Pre-tax Adjusted Net Income ("ANI")[1] | 51.8 | 24.4 | 113% | 104.1 | 45.0 | 131% |
| Adjusted Net Income Per Share[1,6] | $ 0.40 | $ 0.19 | 111% | $ 0.81 | $ 0.34 | 138% |
| Adjusted Revenues[1] | 139.7 | 86.6 | 61% | 275.9 | 160.8 | 72% |

[1] The acquisition of Greenspring added \$22.5 billion of AUM, \$11.4 billion of FEAUM, \$0.5 billion of undeployed fee-earning capital, \$2.3 million of management and advisory fees, \$1.0 million of fee-related earnings, \$1.0 million of pre-tax adjusted net income, \$2.3 million of adjusted revenues, and 1.7 million and 0.9 million adjusted shares for the FQ2'22 and FQ2'22 YTD periods, respectively.

[2] Undeployed fee-earning capital is defined as capital not yet invested on which StepStone will earn fees once the capital is deployed or activated.

[3] Foreign currency translation gains and losses have been reclassified from general, administrative and other expenses to other income (loss) in our consolidated income statements for all prior periods presented to conform to the current period presentation.

[4] Fee-Related Earnings Margin is calculated by dividing Fee-Related Earnings by Management & Advisory Fees, net.

[5] Gross Realized Performance Fees include deferred incentive fees that are not included in our GAAP results; FQ2'22: \$1.8m, FQ2'22 YTD: \$5.8m; FQ2'21: \$1.2m, FQ2'21 YTD: \$4.7m.

[6] Reflects a 22.6% blended statutory rate applied to Pre-tax Adjusted Net Income, and 100.7 million and 99.7 million adjusted shares outstanding for FQ2'22 and FQ2'22 YTD periods, respectively. Reflects a 25.0% blended statutory rate and 98.0 million adjusted shares outstanding for both FQ2'21 and FQ2'21 YTD periods. See Appendix for calculation of ANI per share and a reconciliation of adjusted shares.

STEPSTONE GROUP 11

# Adjusted Revenues

## MGMT. & ADVISORY FEES ($M)


Per Share
+14%
$1.42
$1.62
$139
$162
Sep-20
Sep-21
YTD


CAGR
+25%
$1.44
$3.11
$141
$308
Mar-18
LTM Sep-21
Long-Term Growth

- Management fees per share increased 18% YTD driven by strong FEAUM growth
  - SMA and Commingled Funds fees per share increased by 32% and 2%, respectively
- Management fees per share increased by a compound annual growth rate of 30% over the long-term growth period; SMA and Commingled Funds fees per share increased by 37% and 22%, respectively
- Advisory fees per share decreased 4% YTD and increased by a compound annual growth rate of 7% over the long-term growth period

## GROSS REALIZED PERFORMANCE FEES ($M)


Per Share
+423%
$0.22
$1.15
$22
$114
Sep-20
Sep-21
YTD


CAGR
+56%
$0.35
$1.67
$34
$166
Mar-18
LTM Sep-21
Long-Term Growth

- Gross realized performance fees were up $93 million YTD driven by increased realization activity from our PE funds

## ADJUSTED REVENUES ($M)


Per Share
+69%
$1.64
$2.77
$161
$276
Sep-20
Sep-21
YTD


CAGR
+32%
$1.79
$4.78
$175
$474
Mar-18
LTM Sep-21
Long-Term Growth

STEPSTONE GROUP 12

13STEPSTONE GROUP $46 $50 Sep-20 Sep-21 YTD $35 $132 Mar-18 LTM Sep-21 Long-Term Growth $24 $93 Mar-18 LTM Sep-21 Long-Term Growth ADJUSTED NET INCOME ($M) FEE-RELATED EARNINGS ($M) $34 $81 Sep-20 Sep-21 YTD Profitability • Fee-related earnings growth driven primarily by growth in FEAUM in the fiscal year-to- date and by growth in FEAUM and margin expansion in the long-term growth period • FRE margins were 31% YTD as compared with 33% in the prior year and 17% three fiscal years ago, and are impacted by retroactive fees in FQ2’22 and FQ2’21 of $2.1 million and $8.5 million, respectively • Adjusted net income per share increased 138% YTD and by a CAGR of 46% over the long- term growth period driven by higher FRE and higher net realized performance fees +6% +138% Per Share $0.34 $0.81 $0.36 $1.34 CAGR +46% Per Share $0.47 $0.50 $0.24 $0.94 CAGR +48%

14STEPSTONE GROUP 2012 & Prior 10% 2013 1% 2014 18% 2015 18%2016 18% Post 2016 35% Private Equity 95% Infrastructure 2% Real Estate 3% $58 $63 $74 $83 $90 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 FQ2'21 FQ3'21 FQ4'21 FQ1'22 FQ2'22 $486 $637 $897 $1,073 $1,216 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 FQ2'21 FQ3'21 FQ4'21 FQ1'22 FQ2'22 Accrued Carry and Fund Investments1 • Gross accrued unrealized carried interest of $1,216 million, net accrued unrealized carry of $605 million as of September 30, 2021 (note: valuations reported on a one quarter lag) • Over $48 billion in performance fee-eligible capital as of September 30, 2021 • 62% or $756 million of gross accrued unrealized carried interest allocation balance is in SMAs or commingled funds that have American style (or deal-by-deal) carry waterfalls • Approximately 140 programs with carry or incentive fee structures • The value of investments held by the firm increased to $90 million, an increase of 56% from September 30, 2020 • Unfunded commitments were $72 million as of September 30, 20211 +150% +56% ACCRUED CARRY ($M) INVESTMENTS ($M) 65% from 2016 or prior vintages NET UNREALIZED CARRY AS OF 9/30/2021 BY VINTAGE AND TYPE 1 Excludes $1.2 billion of investments in funds and accrued carried interest allocations and $39.2 million of unfunded commitments held by the legacy Greenspring general partner entities in legacy Greenspring funds for which the Company does not hold an economic interest.

APPENDIX

# Consolidated Balance Sheets

| ($ in thousands) | Sep '20 | Mar '21 | Sep '21 |
|---|---|---|---|
| **Assets** | | | |
| Cash and cash equivalents | $ 156,908 | $ 179,886 | $ 175,015 |
| Restricted cash | 2,919 | 3,977 | 1,016 |
| Fees and accounts receivable | 27,486 | 32,096 | 34,264 |
| Due from affiliates | 5,252 | 7,474 | 10,236 |
| Investments: | | | |
| Investments in funds | 57,870 | 74,379 | 90,325 |
| Accrued carried interest allocations | 486,206 | 896,523 | 1,215,919 |
| Legacy Greenspring investments in funds and accrued carried interest allocations[1] | - | - | 1,208,693 |
| Deferred income tax assets | 44,283 | 89,439 | 678 |
| Lease right-of-use assets, net | - | - | 65,476 |
| Other assets and receivables | 22,848 | 24,715 | 26,760 |
| Intangibles, net | 7,160 | 5,491 | 420,132 |
| Goodwill | 6,792 | 6,792 | 582,973 |
| **Total assets** | **$ 817,724** | **$ 1,320,772** | **$ 3,831,487** |
| | | | |
| **Liabilities and stockholders' equity** | | | |
| Accounts payable, accrued expenses and other liabilities | $ 42,880 | $ 47,723 | $ 69,197 |
| Accrued compensation and benefits | 47,818 | 34,224 | 65,492 |
| Accrued carried interest-related compensation | 245,754 | 465,610 | 638,754 |
| Legacy Greenspring accrued carried interest-related compensation[1] | - | - | 989,607 |
| Due to affiliates | 56,877 | 113,522 | 148,234 |
| Lease liabilities | - | - | 75,806 |
| Debt obligations | - | - | 112,644 |
| **Total liabilities** | **393,329** | **661,079** | **2,099,734** |
| | | | |
| Stockholders' equity | 119,583 | 249,253 | 683,358 |
| Accumulated other comprehensive income (loss) | (22) | 155 | 268 |
| Non-controlling interests in subsidiaries | 20,729 | 25,885 | 24,558 |
| Non-controlling interests in legacy Greenspring entities[1] | - | - | 219,086 |
| Non-controlling interests in the Partnership | 284,105 | 384,400 | 804,483 |
| **Total stockholders' equity** | **424,395** | **659,693** | **1,731,753** |
| **Total liabilities and stockholders' equity** | **$ 817,724** | **$ 1,320,772** | **$ 3,831,487** |

[1] Represents investments in funds and carried interest allocations attributable to consolidated VIEs for which we did not acquire any economic interests. Such amounts are attributable to employees and therefore have been reflected as non-controlling interests in legacy Greenspring entities and legacy Greenspring accrued carried interest-related compensation, respectively.

STEPSTONE GROUP 16

# Non-GAAP Financial Results

| ($ in thousands, unless otherwise mentioned) | Quarter | | | Year-to-Date | | |
|---|---|---|---|---|---|---|
| | Sep '20 | Sep '21 | % Fav / Unfav | Sep '20 | Sep '21 | % Fav / Unfav |
| Management and advisory fees, net | $ 75,652 | $ 83,583 | 10% | $ 139,152 | $ 161,644 | 16% |
| Less: | | | | | | |
| Cash-based compensation | 37,473 | 43,881 | -17% | 77,126 | 86,552 | -12% |
| Equity-based compensation[1] | - | 115 | na | - | 223 | na |
| General, administrative and other[2] | 11,356 | 25,320 | -123% | 21,863 | 41,750 | -91% |
| Plus: | | | | | | |
| Amortization of intangibles | 835 | 1,870 | 124% | 1,670 | 2,490 | 49% |
| Non-core items[3] | 264 | 10,268 | 3789% | 4,269 | 13,923 | 226% |
| **Fee-related earnings[2]** | **27,922** | **26,405** | **-5%** | **46,102** | **49,532** | **7%** |
| Plus: | | | | | | |
| Realized carried interest allocations | 8,556 | 52,531 | 514% | 12,194 | 102,494 | 741% |
| Incentive fees | 1,196 | 1,796 | 50% | 4,785 | 5,978 | 25% |
| Deferred incentive fees | 1,154 | 1,769 | 53% | 4,700 | 5,811 | 24% |
| Realized investment income | 653 | 2,423 | 271% | 1,668 | 4,834 | 190% |
| Interest income | 165 | 206 | 25% | 259 | 286 | 10% |
| Write-off of unamortized deferred financing costs | 3,526 | - | -100% | 3,526 | - | -100% |
| Other income (loss)[2][4] | 242 | (561) | na | 462 | (998) | na |
| Less: | | | | | | |
| Realized performance fee-related compensation | 4,811 | 26,781 | -457% | 7,711 | 52,089 | -576% |
| Interest expense | 5,270 | 88 | 98% | 7,327 | 94 | 99% |
| Income attributable to non-controlling interests in subsidiaries[5] | 8,983 | 5,905 | 34% | 13,669 | 11,625 | 15% |
| **Pre-tax adjusted net income** | **24,350** | **51,795** | **113%** | **44,989** | **104,129** | **131%** |
| Less: Income taxes[6] | 6,088 | 11,680 | -92% | 11,248 | 23,481 | -109% |
| **Adjusted net income** | **$ 18,262** | **$ 40,115** | **120%** | **$ 33,741** | **$ 80,648** | **139%** |
| **ANI per share** | **$ 0.19** | **$ 0.40** | **111%** | **$ 0.34** | **$ 0.81** | **138%** |

[1] Reflects equity-based compensation for awards granted subsequent to the IPO.

[2] Foreign currency translation gains and losses have been reclassified from general, administrative and other expenses to other income (loss) in our consolidated income statements for all prior periods presented to conform to the current period presentation.

[3] Includes transaction costs ($10.3 million and $13.8 million for the three and six months ended September 30, 2021, respectively) and severance costs ($0.1 million for the three months ended September 30, 2020, and $0.1 million and $4.1 million for the six months ended September 30, 2021 and 2020, respectively).

[4] Reflects other income (loss) net of amounts for Tax Receivable Agreements adjustments recognized as other income (loss) ($(1.4) million for the three and six months ended September 30, 2021).

[5] Includes income attributable to non-controlling interests in subsidiaries net of non-controlling interest portion of unrealized investment income (loss) ($0.1 million for the three months ended September 30, 2021 and 2020, and $21 thousand and $(0.5) million for the six months ended September 30, 2021 and 2020, respectively).

[6] Represents corporate income taxes at a blended statutory rate of 22.6% applied to pre-tax adjusted net income for the three and six months ended September 30, 2021, and a blended statutory rate of 25.0% applied to pre-tax adjusted net income for the three and six months ended September 30, 2020. The 22.6% rate for the three and six months ended September 30, 2021 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.6%, and the 25.0% rate for the three and six months ended September 30, 2020 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 4.0%.

17

# FEAUM Overview

STEPSTONE inside private markets

| ($B, unless noted) | FQ2'22 | FQ2'21 | Fav / Unfav Change $ | % |
|---|---|---|---|---|
| **SMAs** | | | | |
| Beginning balance | $ 41.4 | $ 31.6 | $ 9.8 | 31% |
| Contributions | 2.2 | 1.5 | 0.8 | 52% |
| Distributions | (0.7) | (0.0) | (0.6) | -3400% |
| Acquisitions | - | - | - | na |
| Market value, FX and other | 0.2 | 0.4 | (0.2) | -46% |
| Ending balance | $ 43.2 | $ 33.4 | $ 9.8 | 29% |
| Management fees ($M) | $ 42.5 | $ 31.2 | $ 11.3 | 36% |
| Average fee rate[1] | 0.40% | 0.39% | 0.02% | 4% |
| **Commingled Funds** | | | | |
| Beginning balance | $ 11.5 | $ 10.1 | $ 1.4 | 14% |
| Contributions | 1.0 | 1.0 | 0.0 | 2% |
| Distributions | (0.4) | (0.2) | (0.2) | -80% |
| Acquisitions[2] | 11.4 | - | 11.4 | na |
| Market value, FX and other | 0.1 | 0.0 | 0.0 | 50% |
| Ending balance | $ 23.5 | $ 10.9 | $ 12.6 | 116% |
| Management fees ($M) | $ 28.5 | $ 30.8 | $ (2.3) | -8% |
| Average fee rate[1] | 0.85% | 0.98% | -0.13% | -14% |
| **Total** | | | | |
| Beginning balance | $ 52.9 | $ 41.7 | $ 11.2 | 27% |
| Contributions | 3.2 | 2.4 | 0.8 | 32% |
| Distributions | (1.1) | (0.3) | (0.8) | -316% |
| Acquisitions[2] | 11.4 | - | 11.4 | na |
| Market value, FX and other | 0.3 | 0.4 | (0.1) | -35% |
| Ending balance | $ 66.7 | $ 44.3 | $ 22.4 | 50% |
| Management fees ($M) | $ 71.0 | $ 62.1 | $ 9.0 | 14% |
| Average fee rate[1] | 0.51% | 0.53% | -0.03% | -5% |

| Walk from AUM to FEAUM | $B |
|---|---|
| Total AUM as of 9/30/21 | $ 121.3 |
| Less: Non-Fee Earning AUM | (11.8) |
| Less: Market appreciation included in AUM | (25.0) |
| Less: Undeployed Fee-Earning Capital (capital not yet invested or considered active on which we will earn fees once capital is invested or activated) | (17.8) |
| **Fee-Earning AUM as of 9/30/21** | **$ 66.7** |

- For the quarter, our FEAUM increased by approximately 26% to $66.7 billion
- Activated/Deployed approximately $1.4 billion of capital from our existing undeployed fee-earning capital during the quarter

Note: Amounts may not sum to total due to rounding. Amounts related to reductions in fee-earning AUM from funds that moved from a committed capital to net invested capital fee basis or from funds and accounts that no longer pay fees are included within Distributions. Prior periods have been recast for this change.

[1] Weighted-average fee rates reflect the applicable management fees for the last 12 months ending on each period presented, and is inclusive of any retroactive fees for such period.

[2] Includes approximately $11.4 billion of focused commingled funds added as a result of the Greenspring acquisition.

STEPSTONE GROUP 18

# StepStone Occupies a Critical Position within the GP & LP Ecosystem

STEPSTONE inside private markets

## Global Private Markets

Primaries | Secondaries | Co-investments

Over $50B in annual private markets capital allocations[1]

**Clients**

- Corporations
- Endowments/Foundations
- Family Offices
- Private Wealth/Defined Contribution Plans
- Insurance Companies
- Pension Funds
- Sovereign Wealth Funds


Asset management
Advisory and data services
Portfolio analytics and reporting

**Fund Managers**

- Private Equity
- Infrastructure
- Private Debt
- Real Estate

Reviewed over 3,100 investment opportunities annually[2]

[1] Data reflecting twelve months ended December 31, 2020.
[2] Data reflecting twelve months ended September 30, 2021.

STEPSTONE GROUP 19

# StepStone is a Global Private Markets Solutions and Services Provider

StepStone is a global private markets investment firm focused on providing customized investment solutions and advisory data services to clients

| $519B | $121B | $67B | $50B+ | 731 |
|---|---|---|---|---|
| combined AUM/AUA[1] | assets under management[1] | fee-earning assets under management | annual private market allocations[2] | professionals |


PRIVATE EQUITY
REAL ESTATE
PRIVATE DEBT
INFRASTRUCTURE

### Focus on customization

Expertise in building customized portfolios designed to meet clients' specific objectives

### Global-and-local approach

Global operating platform with strong local teams in 21 cities in 12 countries across 5 continents

### Proprietary data and technology

Valuable information advantage generates enhanced private markets insight and improves operational efficiency

### Multi-asset class expertise

Scaled presence across the private equity, infrastructure, private debt and real estate asset classes drives ability to execute tailored and complex investment solutions

### Large and experienced team

Approximately 260 investment professionals and 470 other employees dedicated to sourcing, executing, analyzing and monitoring private markets opportunities

As of September 30, 2021. All dollars are USD.

[1] $519 billion includes $121 billion in assets under management and $397 billion in assets under advisement. Reflects final data for the prior period (June 30, 2021), adjusted for net new client account activity through September 30, 2021. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of June 30, 2021, as reported by underlying managers up to 100 days following June 30, 2021. When NAV data is not available by 100 days following June 30, 2021, such NAVs are adjusted for cash activity following the last available reported NAV.

[2] For the twelve months ended December 31, 2020. Excludes legacy funds, feeder funds and research-only, non-advisory services.

STEPSTONE GROUP 20

# Comprehensive Private Markets Solutions

StepStone's flexible business model helps clients access opportunities across all asset classes:

ASSET MANAGEMENT — ADVISORY — RESEARCH

| SEPARATELY MANAGED ACCOUNTS | FOCUSED COMMINGLED FUNDS | ADVISORY & DATA SERVICES | PORTFOLIO ANALYTICS & REPORTING |
|---|---|---|---|
| • Owned by one client and managed according to their specific preferences<br>• Address client's specific portfolio risk/return, diversification, and liquidity objectives<br>• Integrates a combination of investment strategies across one or more asset classes | • Owned by multiple clients<br>• Deploy capital in specific asset classes with defined investment strategies<br>• Leverages StepStone's multi-asset class expertise | • Recurring support of portfolio construction and design<br>• Discrete or project-based due diligence<br>• Detailed review of existing private markets investments<br>• Consulting services<br>• Licensed access to SPI | • Provide clients with tailored reporting packages<br>• Mandates typically include access to Omni |
| **$74B** AUM **and $43B** FEAUM **(65% of total)** | **$39B** AUM **and $24B** FEAUM **(35% of total)** | **$397B** AUA **and $9B** AUM | Provided portfolio analytics and reporting on over **$505B** of client commitments |

Note: As of September 30, 2021. Amounts may not sum to total due to rounding.
[1] StepStone Private Markets Intelligence.

STEPSTONE GROUP 21

# Comprehensive, Full Service Model

**225**
bespoke SMA accounts and focused commingled funds

**37%**
of advisory clients also have an AUM relationship

- Offers a comprehensive, full-service model to clients seeking a customized solution to private markets investing
- Each solution is offered across each of the private equity, infrastructure, private debt and real estate asset classes
- Empowered by industry-transforming technology capabilities that create a virtuous cycle of client engagement providing a significant data advantage

## CUSTOMIZED SOLUTIONS ACROSS ALL MARKETS

1. ASSET MANAGEMENT SOLUTIONS
2. ADVISORY AND DATA SOLUTIONS
3. PORTFOLIO ANALYTICS AND REPORTING

## SPECIFICALLY TAILORED FOR EACH ASSET CLASS

**PRIVATE EQUITY**

| $71B[1] | $38B | $209B |
|---|---|---|
| AUM | FEAUM | AUA |

135 Investment professionals

**REAL ESTATE**

| $9B[1] | $5B | $138B |
|---|---|---|
| AUM | FEAUM | AUA |

45 Investment professionals

**INFRASTRUCTURE**

| $22B[1] | $13B | $36B |
|---|---|---|
| AUM | FEAUM | AUA |

49 Investment professionals

**PRIVATE DEBT**

| $20B[1] | $11B | $14B |
|---|---|---|
| AUM | FEAUM | AUA |

32 Investment professionals

## INDUSTRY-TRANSFORMING TECHNOLOGY CAPABILITIES


Investment decisioning tool
SPI
FRONT-END
Portfolio monitoring tool SPAR[2]
OMNI
BACK-END

Note: Amounts may not sum to total due to rounding. Data presented as of September 30, 2021. AUM/AUA reflects final data for the prior period (June 30, 2021), adjusted for net new client account activity through September 30, 2021. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of June 30, 2021, as reported by underlying managers up to 100 days following June 30, 2021. When NAV data is not available by 100 days following June 30, 2021, such NAVs are adjusted for cash activity following the last available reported NAV.

[1] Allocation of AUM by asset class is presented by underlying investment asset classification.

[2] StepStone Portfolio Analytics & Reporting.

STEPSTONE GROUP 22

23STEPSTONE GROUP As of September 30, 2021 Total AUM: $121B Infrastructure $22B / 18% Private Equity $71B / 58% Private Debt $20B / 17% Real Estate $9B / 7% BY AUM1 Total AUA: $397B Private Debt $14B / 4% Infrastructure $36B / 9% Real Estate $138B / 35% BY AUA 46% ($239B) combined AUM / AUA in RE / INFRA / PD asset classes Note: Amounts and percentages may not sum to total due to rounding. Reflects final data for the prior period (June 30, 2021), adjusted for net new client account activity through September 30, 2021. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of June 30, 2021, as reported by underlying managers up to 100 days following June 30, 2021. When NAV data is not available by 100 days following June 30, 2021, such NAVs are adjusted for cash activity following the last available reported NAV. RE – Real estate, INFRA – Infrastructure, PD – Private debt 1Allocation of AUM by asset class is presented by underlying investment asset classification. Private Equity $209B / 52% Investment Expertise Across All Private Markets Asset Classes

24STEPSTONE GROUP $6 $7 $5 $2 $5 $7 $6 $9 $1 $8 $6 $16 $13 $33 $29 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 FQ4'18FQ1'19FQ2'19FQ3'19FQ4'19FQ1'20FQ2'20FQ3'20FQ4'20FQ1'21FQ2'21FQ3'21FQ4'21FQ1'22FQ2'22 Net Realized Performance Fees QUARTERLY NET REALIZED PERFORMANCE FEES ($m, unless otherwise mentioned) Note: Net Realized Performance Fees represent gross realized performance fees, less realized performance fee-related compensation. Gross realized performance fees include deferred incentive fees that are not included in GAAP revenues. See reconciliation of net realized performance fees on page 31. Excludes legacy Greenspring entities. $23 $29 $24 $20 $19 $18 $20 $27 $23 $25 $24 $31 $43 $68 $91 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 FQ4'18FQ1'19FQ2'19FQ3'19FQ4'19FQ1'20FQ2'20FQ3'20FQ4'20FQ1'21FQ2'21FQ3'21FQ4'21FQ1'22FQ2'22 LTM NET REALIZED PERFORMANCE FEES ($m, unless otherwise mentioned)

25STEPSTONE GROUP Revenues - Management and Advisory Fees, Net Focused commingled funds 32% SMAs 51% Advisory and other services 17% LTM SEP ’20 LTM SEP ’21 Focused commingled funds 36% SMAs 44% Advisory and other services 20% ($ in thousands) Sep '20 Sep '21 tal % Fav / Unfav Sep '20 Sep '21 tal % Fav / Unfav Sep '20 Sep '21 tal % Fav / Unfav Focused commingled funds(1) 30,821$ # 28,500$ # -8% 50,674$ # 52,650$ # 4% 97,470$ # 99,198$ # 2% SMAs 31,229 # 42,510 # 36% 61,951 # 83,115 # 34% 119,097 # 156,947 # 32% Advisory and other services 13,602 # 12,380 # -9% 26,465 # 25,635 # -3% 52,749 # 51,388 # -3% Fund reimbursement revenues - # 193 # na 62 # 244 # 294% 280 # 420 # 50% Total management and advisory fees, net $ 75,652 # $ 83,583 # 10% $ 139,152 # $ 161,644 # 16% $ 269,596 # $ 307,953 # 14% Quarter Year-to-Date Last Twelve Months 1 The acquisition of Greenspring added $2.3 million of revenue for focused commingled funds for FQ2’22, FQ2’22 YTD, and LTM ended September 30, 2021.

26STEPSTONE GROUP 30% 10% 60% Top 10 Top 11-20 Other Blue-chip, Sophisticated, Global Clientele As of September 30, 2021 1 Represents more than 4x the number of separate mandates and commitments to commingled funds. 2 Includes ~32% of management and advisory fee contribution from focused commingled funds. 59%23% 7% 11% > 7 years 3-7 years 1-3 years < 1 year 28% 25% 24% 20% 3% North America Asia/Australia Europe Middle East Central and South America 40% 18% 16% 11% 6% 6% 3% Pension Funds Insurance Companies Private Wealth/ Defined Contribution Plans Sovereign Wealth Funds Corporations Family Offices Endowments/Foundations BY TYPE LTM management and advisory fees (%) BY GEOGRAPHY LTM management and advisory fees (%) BY ACCOUNT TENOR LTM management fees (%) BY CLIENT LTM management and advisory fees (%) 2 1

# StepStone's Diversified Platform Spans Private Markets Solutions

STEPSTONE
inside private markets

## PRIVATE EQUITY

- Total AUM: $71B
  - SMA AUM: $37B
  - FCF AUM: $33B
- Advisory AUA: $209B
- $23B Approved in 2020

| INVESTMENT STRATEGY[1,2,4] | NET IRR[3] | NET TVM[3] |
|---|---|---|
| PRIMARIES | 19.3% | 1.7x |
| SECONDARIES | 20.6% | 1.6x |
| CO-INVESTMENTS | 24.6% | 1.8x |

## REAL ESTATE

- Total AUM: $9B
  - SMA AUM: $4B
  - FCF AUM: $3B
  - Advisory AUM: $2B
- Advisory AUA: $138B
- $11B Approved in 2020

| INVESTMENT STRATEGY[1,4,5] | NET IRR[3] | NET TVM[3] |
|---|---|---|
| CORE/CORE+ FUND INVESTMENTS | 8.2% | 1.4x |
| VALUE-ADD/OPPORTUNISTIC FUND INVESTMENTS | 9.6% | 1.3x |
| REAL ESTATE DEBT FUND INVESTMENTS | 6.0% | 1.1x |
| VALUE-ADD/OPPORTUNISTIC SECONDARIES & CO-INVESTMENTS | 15.2% | 1.3x |

## INFRASTRUCTURE

- Total AUM: $22B
  - SMA AUM: $21B
  - FCF AUM: --
  - Advisory AUM: $1B
- Advisory AUA: $36B
- $11B Approved in 2020

| INVESTMENT STRATEGY[1,4,6] | NET IRR[3] |
|---|---|
| PRIMARIES | 9.4% |
| SECONDARIES | 12.3% |
| CO-INVESTMENTS[7] | 7.5% |

## PRIVATE DEBT

- Total AUM: $20B
  - SMA AUM: $12B
  - FCF AUM: $3B
  - Advisory AUM: $6B
- Advisory AUA: $14B
- $10B Approved in 2020

| INVESTMENT STRATEGY[1,4,8] | IRR[8] |
|---|---|
| DIRECT LENDING (GROSS)[9] | 7.3% |
| DISTRESSED DEBT (GROSS)[9] | 10.2% |
| OTHER (GROSS)[9,10] | 8.8% |
| **PRIVATE DEBT GROSS TRACK RECORD[9]** | **8.3%** |
| **PRIVATE DEBT NET TRACK RECORD** | **7.6%** |

Note: Approvals are LTM as of December 31, 2020. Amounts may not sum to total due to rounding. SMA – Separately Managed Accounts. FCF – Focused Commingled Funds.
AUM/AUA as of September 30, 2021. Reflects final data for the prior period (June 30, 2021), adjusted for net new client account activity through September 30, 2021. Does not include post-period investment valuation or cash activity. NAV data for underlying investments is as of June 30, 2021, as reported by underlying managers up to 100 days following June 30, 2021. When NAV data is not available by 100 days following June 30, 2021, such NAVs are adjusted for cash activity following the last available reported NAV.
Please see next slide for performance footnote references.
**Past performance is not necessarily indicative of future results** and there can be no assurance that the fund will achieve comparable results or avoid substantial losses.

STEPSTONE GROUP 27

28STEPSTONE GROUP Track Record Disclosures Note: Descriptions for certain terms can be found on the definitions page starting on slide 32 of this presentation. 1 Investment returns reflect NAV data for underlying investments as of June 30, 2021, as reported by underlying managers up to 100 days following June 30, 2021. For investment returns where NAV data is not available by 100 days following June 30, 2021, such NAVs are adjusted for cash activity following the last available reported NAV. 2 Private Equity includes 1,215 investments totaling $115.1 billion of capital commitments and excludes (i) 2 advisory co-investments and 130 client-directed investments, totaling $100.0 million and $15.3 billion, respectively, of capital commitments, (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. 3 Net IRR and Net TVM are presented solely for illustrative purposes and do not represent actual returns received by any investor in any of the StepStone Funds represented above. StepStone fees and expenses are based on the following assumptions (management fees represent an annual rate): (i) Primaries: 25 basis points of net invested capital for management fee, 5 basis points of capital commitments for fund expenses, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. (ii) Secondaries: 125 basis points (60 basis points for Infrastructure) on capital commitments in years 1 through 4 for management fee. In year 5, management fees step down to 90% of the previous year’s fee. Secondaries also include 5 basis points of capital commitments for fund expenses, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. Secondaries also include 12.5% of paid and unrealized carry (15.0% of paid and unrealized carry for Real Estate), with an 8% preferred return hurdle. (iii) Co-investments: 100 basis points on net committed capital for management fee, 5 basis points of capital commitments for fund expenses, and 1 basis point of capital commitments drawn down in the first cash flow quarter for organizational costs. Co- investments also include 10.0% of paid and unrealized carry (15.0% of paid and unrealized carry for Real Estate), with an 8% preferred return hurdle. Net IRR and Net TVM for certain investments may have been impacted by StepStone’s or the underlying fund manager’s use of subscription backed credit facilities by such vehicles. Reinvested/recycled amounts increase contributed capital. 4 Investments of former clients are included in performance summary past the client termination date until such time as StepStone stops receiving current investment data (quarterly valuations and cash flows) for the investment. At that point, StepStone will then ‘liquidate’ the fund by entering a distribution amount equal to the last reported NAV, thus ending its contribution to the track record as of that date. Historical performance contribution will be maintained up until the ‘liquidation’ date. 5 Real Estate includes 402 investments totaling $61.5 billion of capital commitments and excludes (i) 44 client-directed investments, totaling $5.5 billion of capital commitments, (ii) 7 secondary core/core+ investments, totaling $484.6 million, (iii) 4 advisory fund investments totaling $463.6 million, and (iv) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non- USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. Includes the discretionary track record of Courtland Partners, Ltd., which StepStone acquired on April 1, 2018 (the “Courtland acquisition”). 6 Infrastructure includes 147 investments totaling $28.2 billion of capital commitments and excludes (i) approximately 11 infrastructure investments made by the Partnership prior to the formation of the Infrastructure subsidiary in 2013 or made prior to the Courtland acquisition, and 15 client-directed investments, totaling $501.9 million and $1.1 billion, respectively, of capital commitments, and (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. 7Includes asset management investments. 8 Private Debt includes 573 investments totaling $28.7 billion of capital commitments and excludes (i) 26 client-directed investments, totaling $1.9 billion of capital commitments, and (ii) investments for which StepStone does not provide monitoring and reporting services to the client that made the investment. Investment returns are calculated on a constant currency adjusted reporting basis converting non-USD investment cash flows and NAVs to USD using the foreign currency exchange rate corresponding to each client’s first cash flow date. IRR is presented solely for illustrative purposes and does not represent actual returns received by any investor in any of the StepStone Funds represented above. StepStone fees and expenses are based on the following assumptions (management fees represent an annual rate): Private Debt fund investments include 65 basis points on the quarterly net asset value for management fee. Net IRR for certain investments may have been impacted by StepStone’s or the underlying fund manager’s use of subscription backed credit facilities by such vehicles. Reinvested/recycled amounts increase contributed capital. 9 Subset performance is presented net of fees and expenses charged by the underlying fund manager only (performance results do not reflect StepStone fees and expenses). 10 Other includes mezzanine debt, infrastructure debt, collateralized loan obligations, private performing debt, senior debt, fund of funds, leasing, regulatory capital, trade finance and intellectual property/royalty. Past performance is not necessarily indicative of future results and there can be no assurance that the fund will achieve comparable results or avoid substantial losses.

29STEPSTONE GROUP Reconciliation of GAAP to ANI and FRE 1 Includes income attributable to non-controlling interests in subsidiaries net of non-controlling interest portion of unrealized investment income (loss) ($0.1 million for the three months ended September 30, 2021 and 2020, $21 thousand and $(0.5) million for the six months ended September 30, 2021 and 2020, respectively, $31 thousand for fiscal 2018 and $0.5 million for the last twelve months ended September 30, 2021) and non-controlling interest portion of loss on change in fair value for contingent consideration obligation ($0.7 million for the last twelve months ended September 30, 2021). 2 Reflects equity-based compensation for awards granted prior to and in connection with the IPO. 3 Includes compensation paid to certain equity holders as part of an acquisition earn-out ($0.8 million for fiscal 2018), transaction costs ($10.3 million and $13.8 million for the three and six months ended September 30, 2021, respectively, $0.1 million for fiscal 2018 and $14.2 million for the last twelve months ended September 30, 2021), severance costs ($0.1 million for the three months ended September 30, 2020, $0.1 million and $4.1 million for the six months ended September 30, 2021 and 2020, respectively, $0.7 million for fiscal 2018 and $0.2 million for the last twelve months ended September 30, 2021), loss on change in fair value for contingent consideration obligation ($1.6 million for the last twelve months ended September 30, 2021) and other non-core operating income and expenses. 4 Represents corporate income taxes at a blended statutory rate of 22.6% applied to pre-tax adjusted net income for the three and six months ended September 30, 2021, and a blended statutory rate of 25.0% applied to pre-tax adjusted net income for the three and six months ended September 30, 2020. The 22.6% rate for the three and six months ended September 30, 2021 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 1.6%, and the 25.0% rate for the three and six months ended September 30, 2020 is based on a federal statutory rate of 21.0% and a combined state, local and foreign rate net of federal benefits of 4.0%. 5 Foreign currency translation gains and losses have been reclassified from general, administrative and other expenses to other income (loss) in our consolidated income statements for all prior periods presented to conform to the current period presentation. 6 Reflects other income (loss) net of amounts for Tax Receivable Agreements adjustments recognized as other income (loss) ($(1.4) million for the three and six months ended September 30, 2021). ($ in thousands) Ful l Year Last Twelve Months Sep '20 Sep '21 Sep '20 Sep '21 Mar '18 Sep '21 Income before income tax 109,250$ 113,717$ 58,048$ 254,659$ 85,805$ 534,460$ Net income attributable to non-controlling interests in subsidiaries(1) (8,983) (5,905) (13,669) (11,625) (2,350) (21,908) Net income attributable to non-controlling interests in legacy entities - - - - - - Unrealized carried interest allocation revenue (157,509) (143,855) (25,369) (320,254) (91,753) (728,712) Unrealized performance fee-related compensation 78,533 74,206 9,858 159,778 48,278 365,428 Unrealized investment (income) loss (3,672) (4,764) 521 (8,777) (1,870) (20,364) Deferred incentive fees 1,154 1,769 4,700 5,811 2,801 5,811 Equity-based compensation(2) 952 3,098 1,435 6,733 189 13,146 Amortization of intangibles 835 1,870 1,670 2,490 3,382 4,159 Write-off of unamortized deferred financing costs 3,526 - 3,526 - - - Tax Receivable Agreements adjustments through earnings - 1,391 - 1,391 - 1,391 Non-core items(3) 264 10,268 4,269 13,923 2,211 15,996 P re-tax adjusted net inc ome 24,350 51 ,795 44 ,989 104 ,129 46 ,693 169 ,407 Income taxes(4) (6,088) (11,680) (11,248) (23,481) (11,673) (37,098) Adjusted net inc ome 18,262 40 ,115 33 ,741 80 ,648 35 ,020 132 ,309 Income taxes(4) 6,088 11,680 11,248 23,481 11,673 37,098 Realized carried interest allocation revenue (8,556) (52,531) (12,194) (102,494) (30,081) (153,253) Realized performance fee-related compensation 4,811 26,781 7,711 52,089 11,406 74,910 Realized investment income (653) (2,423) (1,668) (4,834) (3,137) (8,507) Incentive fees (1,196) (1,796) (4,785) (5,978) (1,489) (6,667) Deferred incentive fees (1,154) (1,769) (4,700) (5,811) (2,801) (5,811) Interest income (165) (206) (259) (286) (143) (440) Interest expense 5,270 88 7,327 94 913 127 Other (income) loss(5)(6) (242) 561 (462) 998 125 1,240 Write-off of unamortized deferred financing costs (3,526) - (3,526) - - - Net income attributable to non-controlling interests in subsidiaries(1) 8,983 5,905 13,669 11,625 2,350 21,908 Fee-related earnings 27,922$ 26 ,405$ 46 ,102$ 49 ,532$ 23 ,836$ 92 ,914$ Total revenues 242,913$ 281 ,765$ 181 ,500$ 590 ,370$ 264 ,275$ 1 ,196,586$ Unrealized carried interest allocations (157,509) (143,855) (25,369) (320,254) (91,753) (728,712) Deferred incentive fees 1,154 1,769 4,700 5,811 2,801 5,811 Legacy carried interest allocations - - - - - - Adjusted revenues 86,558$ 139 ,679$ 160 ,831$ 275 ,927$ 175 ,323$ 473 ,685$ Quarter Year-to-Date

# Reconciliation of Adjusted Net Income Per Share

STEPSTONE inside private markets

| ($ in thousands, except share and per share amounts) | Quarter | | Year-to-Date | | Full Year | Last Twelve Months |
|---|---|---|---|---|---|---|
| | Sep '20 | Sep '21 | Sep '20 | Sep '21 | Mar '18 | Sep '21 |
| Adjusted net income | $ 18,262 | $ 40,115 | $ 33,741 | $ 80,648 | $ 35,020 | $ 132,309 |
| Weighted-average shares of Class A common stock outstanding – Basic[1] | 29,237,500 | 41,745,492 | 29,237,500 | 40,401,379 | 29,237,500 | 35,045,747 |
| Assumed vesting of RSUs[1] | 745,347 | 1,691,661 | 745,347 | 1,523,631 | 745,347 | 1,354,842 |
| Assumed vesting and exchange of Class B2 units[1] | 2,411,318 | 2,471,208 | 2,411,318 | 2,480,045 | 2,411,318 | 2,475,070 |
| Exchange of Class B units in the Partnership[1][2] | 65,578,831 | 54,457,705 | 65,578,831 | 55,112,174 | 65,578,831 | 60,117,300 |
| Exchange of Class C units in the Partnership[3] | - | 333,861 | - | 167,843 | - | 83,465 |
| Adjusted shares[1] | 97,972,996 | 100,699,927 | 97,972,996 | 99,685,072 | 97,972,996 | 99,076,424 |
| Adjusted net income per share | $ 0.19 | $ 0.40 | $ 0.34 | $ 0.81 | $ 0.36 | $ 1.34 |

[1] Our Class A common stock did not exist prior to the Reorganization and IPO in September 2020. As a result, the computation of ANI per share for all periods presented prior to the Reorganization and IPO date assumes the same number of adjusted shares outstanding as reported for the three months ended September 30, 2020 for comparability purposes.
[2] Assumes the full exchange of Class B units in StepStone Group LP for Class A common stock of SSG pursuant to the exchange agreement.
[3] Assumes the full exchange of Class C units in StepStone Group LP for Class A common stock of SSG pursuant to the exchange agreement.

STEPSTONE GROUP 30

# Reconciliation of Gross and Net Realized Performance Fees

STEPSTONE inside private markets

($ in millions)

| | Quarter | | | | | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | FQ4'18 | FQ1'19 | FQ2'19 | FQ3'19 | FQ4'19 | FQ1'20 | FQ2'20 | FQ3'20 | FQ4'20 | FQ1'21 | FQ2'21 | FQ3'21 | FQ4'21 | FQ1'22 | FQ2'22 |
| Realized carried interest revenue[1] | $ 9.9 | $ 11.3 | $ 10.1 | $ 5.4 | $ 9.9 | $ 12.9 | $ 11.1 | $ 19.6 | $ 2.6 | $ 3.6 | $ 8.6 | $ 26.1 | $ 24.7 | $ 50.0 | $ 52.5 |
| Incentive fees | 0.1 | 1.2 | 0.1 | 0.1 | 0.1 | 1.6 | 0.8 | 0.2 | 0.8 | 3.6 | 1.2 | 0.3 | 0.4 | 4.2 | 1.8 |
| Deferred incentive fees | 0.6 | 1.0 | - | - | - | - | 0.8 | - | - | 3.5 | 1.2 | - | - | 4.0 | 1.8 |
| Gross realized performance fees | 10.7 | 13.5 | 10.2 | 5.5 | 10.0 | 14.5 | 12.6 | 19.8 | 3.4 | 10.8 | 10.9 | 26.4 | 25.1 | 58.2 | 56.1 |
| Realized performance fee-related compensation | (4.8) | (6.3) | (5.6) | (3.0) | (5.4) | (7.8) | (6.4) | (10.4) | (2.4) | (2.9) | (4.8) | (10.2) | (12.6) | (25.3) | (26.8) |
| Net realized performance fees | $ 5.9 | $ 7.2 | $ 4.6 | $ 2.5 | $ 4.6 | $ 6.7 | $ 6.2 | $ 9.4 | $ 1.0 | $ 7.9 | $ 6.1 | $ 16.1 | $ 12.5 | $ 32.9 | $ 29.3 |

| | Last Twelve Months | | | | | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| | FQ4'18 | FQ1'19 | FQ2'19 | FQ3'19 | FQ4'19 | FQ1'20 | FQ2'20 | FQ3'20 | FQ4'20 | FQ1'21 | FQ2'21 | FQ3'21 | FQ4'21 | FQ1'22 | FQ2'22 |
| Realized carried interest revenue[1] | $ 30.1 | $ 39.7 | $ 36.8 | $ 36.6 | $ 36.6 | $ 38.3 | $ 39.2 | $ 53.4 | $ 46.2 | $ 36.9 | $ 34.4 | $ 40.9 | $ 63.0 | $ 109.3 | $ 153.3 |
| Incentive fees | 1.5 | 2.7 | 3.2 | 1.6 | 1.5 | 1.9 | 2.6 | 2.7 | 3.4 | 5.4 | 5.8 | 5.9 | 5.5 | 6.1 | 6.7 |
| Deferred incentive fees | 2.8 | 3.6 | 3.0 | 1.6 | 1.0 | - | 0.8 | 0.8 | 0.8 | 4.3 | 4.7 | 4.7 | 4.7 | 5.2 | 5.8 |
| Gross realized performance fees | 34.4 | 46.0 | 42.9 | 39.9 | 39.2 | 40.2 | 42.6 | 57.0 | 50.4 | 46.6 | 44.9 | 51.5 | 73.1 | 120.5 | 165.7 |
| Realized performance fee-related compensation | (11.4) | (16.8) | (18.7) | (19.7) | (20.3) | (21.8) | (22.6) | (30.0) | (27.0) | (22.1) | (20.5) | (20.4) | (30.5) | (52.9) | (74.9) |
| Net realized performance fees | $ 23.0 | $ 29.2 | $ 24.2 | $ 20.1 | $ 18.9 | $ 18.4 | $ 20.0 | $ 27.0 | $ 23.4 | $ 24.5 | $ 24.4 | $ 31.1 | $ 42.6 | $ 67.6 | $ 90.8 |

Note: Amounts may not sum to total due to rounding.
[1] Excludes legacy Greenspring entities.

STEPSTONE GROUP 31

32STEPSTONE GROUP Definitions • StepStone Group Inc. or “SSG” refers solely to StepStone Group Inc., a Delaware corporation, and not to any of its subsidiaries. • Partnership refers solely to StepStone Group LP, a Delaware limited partnership, and not to any of its subsidiaries. • Reorganization refers to the series of transactions immediately before the Company's initial public offering (“IPO”), which was completed on September 18, 2020. • Assets Under Management, or “AUM”, primarily reflects the assets associated with our SMAs and focused commingled funds. We classify assets as AUM if we have full discretion over the investment decisions in an account or have responsibility or custody of assets. Although management fees are based on a variety of factors and are not linearly correlated with AUM, we believe AUM is a useful metric for assessing the relative size and scope of our asset management business. Our AUM is calculated as the sum of (i) the net asset value (“NAV”) of client portfolio assets, including the StepStone Funds and (ii) the unfunded commitments of clients to the underlying investments and the StepStone Funds. Our AUM reflects the investment valuations in respect of the underlying investments of our funds and accounts on a three-month lag, adjusted for new client account activity through the period end. Our AUM does not include post-period investment valuation or cash activity. AUM as of September 30, 2021 reflects final data for the prior period (June 30, 2021), adjusted for net new client account activity through September 30, 2021. NAV data for underlying investments is as of June 30, 2021, as reported by underlying managers up to 100 days following June 30, 2021. When NAV data is not available by 100 days following June 30, 2021, such NAVs are adjusted for cash activity following the last available reported NAV. • Assets Under Advisement, or “AUA”, consists of client assets for which we do not have full discretion to make investment decisions but play a role in advising the client or monitoring their investments. We generally earn revenue for advisory-related services on a contractual fixed fee basis. Advisory-related services include asset allocation, strategic planning, development of investment policies and guidelines, screening and recommending investments, legal negotiations, monitoring and reporting on investments, and investment manager review and due diligence. Advisory fees vary by client based on the scope of services, investment activity and other factors. Most of our advisory fees are fixed, and therefore, increases or decreases in AUA do not necessarily lead to proportionate changes in revenue. Our AUA is calculated as the sum of (i) the NAV of client portfolio assets for which we do not have full discretion and (ii) the unfunded commitments of clients to the underlying investments. Our AUA reflects the investment valuations in respect of the underlying investments of our client accounts on a three-month lag, adjusted for new client account activity through the period end. Our AUA does not include post-period investment valuation or cash activity. AUA as of September 30, 2021 reflects final data for the prior period (June 30, 2021), adjusted for net new client account activity through September 30, 2021. NAV data for underlying investments is as of June 30, 2021, as reported by underlying managers up to 100 days following June 30, 2021. When NAV data is not available by 100 days following June 30, 2021, such NAVs are adjusted for cash activity following the last available reported NAV. Beginning in the quarter ended March 31, 2021, the computation of AUA was modified to include the portion of client portfolio assets for which we do not directly provide recommendations, monitoring and/or reporting services. Prior period amounts have not been recast for this change as such historical data does not exist. The impact of the change was approximately $70 billion in the quarter ended March 31, 2021.

33STEPSTONE GROUP Definitions (continued) • Fee-Earning AUM, or “FEAUM”, reflects the assets from which we earn management fee revenue (i.e., fee basis) and includes assets in our SMAs, focused commingled funds and assets held directly by our clients for which we have fiduciary oversight and are paid fees as the manager of the assets. Our SMAs and focused commingled funds typically pay management fees based on capital commitments, net invested capital and, in certain cases, NAV, depending on the fee terms. Management fees are only marginally affected by market appreciation or depreciation because substantially all of the StepStone Funds pay management fees based on capital commitments or net invested capital. As a result, management fees and FEAUM are not materially affected by changes in market value. • Undeployed Fee-Earning Capital represents the amount of capital commitments to StepStone Funds that has not yet been invested or considered active but will generate management fee revenue once this capital is invested or active. • Adjusted net income, or “ANI”, is a non-GAAP performance measure that we present on a pre-tax and after-tax basis used to evaluate profitability. ANI represents the after-tax net realized income attributable to us. The components of revenues used in the determination of ANI (“Adjusted Revenues”) comprise net management and advisory fees, incentive fees (including the deferred portion) and realized carried interest allocations. In addition, ANI excludes: (a) unrealized carried interest allocation revenues and related compensation, (b) unrealized investment income, (c) equity-based compensation for awards granted prior to and in connection with our IPO, (d) amortization of intangibles and (e) certain other items that we believe are not indicative of our core operating performance, including charges associated with acquisitions and corporate transactions, contract terminations and employee severance. ANI does not reflect legacy Greenspring carried interest allocation revenues, legacy Greenspring carried interest-related compensation and legacy Greenspring investment income as none of the economics are attributable to us. ANI is income before taxes fully taxed at our blended statutory rate. We believe ANI and adjusted revenues are useful to investors because they enable investors to evaluate the performance of our business across reporting periods. • ANI Per Share measures our per-share earnings assuming all Class B units in the Partnership were exchanged for Class A common stock in SSG, including the dilutive impact of outstanding equity-based awards. ANI per share is calculated as ANI divided by adjusted shares outstanding. We believe ANI per share is useful to investors because it enables them to better evaluate per-share operating performance across reporting periods. • Fee-Related Earnings, or “FRE”, is a non-GAAP performance measure used to monitor our baseline earnings from recurring management and advisory fees. FRE is a component of ANI and comprises net management and advisory fees, less operating expenses other than performance fee-related compensation, equity-based compensation for awards granted prior to and in connection with our IPO, amortization of intangibles and other non-core operating items. FRE is presented before income taxes. We believe FRE is useful to investors because it provides additional insight into the operating profitability of our business and our ability to cover direct base compensation and operating expenses from total fee revenues. • Fee-Related Earnings Margin is a non-GAAP performance measure which is calculated by dividing Fee-Related Earnings by Management & Advisory Fees, net. We believe Fee- Related Earnings Margin is an important measure of profitability on revenues that are largely recurring by nature. • Gross Realized Performance Fees represents realized carried interest allocations and incentive fees, including the deferred portion.

34STEPSTONE GROUP Definitions (continued) • Net Realized Performance Fees represents gross realized performance fees, less realized performance fee-related compensation. • Invested Capital refers to the total amount of all investments made by a fund, including commitment-reducing and non-commitment-reducing capital calls. • “IRR”, refers to the annualized internal rate of return for all investments within the relevant investment strategy on an inception-to-date basis as of June 30, 2021 (except as noted otherwise on pages 27 and 28), based on contributions, distributions and unrealized value. • “Net IRR” refers to IRR, net of fees and expenses charged by both the underlying fund managers and StepStone. • Net Asset Value, or “NAV”, refers to the estimated fair value of unrealized investments plus any net assets or liabilities associated with the investment as of June 30, 2021. • “Net TVM” refers to the total value to paid-in capital or invested capital expressed as a multiple. Net TVM is calculated as distributions plus unrealized valuations divided by invested capital (including all capitalized costs). • Last Twelve Months, or “LTM,” refers to the preceding twelve months as of September 30, 2021. • Compound annual growth rate, or “CAGR,” represents a measure of the annual growth rate over multiple periods, considering the effect of compounding. • Legacy Greenspring entities refers to certain entities for which the Company, indirectly through its subsidiaries, became the sole and/or managing member in connection with the Greenspring acquisition.

35STEPSTONE GROUP Disclosure Some of the statements in this presentation may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward- looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this presentation should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, global and domestic market and business conditions, successful execution of business and growth strategies and regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in our annual report on Form 10-K for the fiscal year ended March 31, 2021, and in our subsequent reports filed with the Securities and Exchange Commission, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. The non-GAAP financial measures contained in this presentation (including, without limitation, Adjusted Revenues, Adjusted Net Income (on both a pre-tax and after-tax basis), Adjusted Net Income per share, Fee-Related Earnings and Fee-Related Earnings Margin) are not GAAP measures of the Company’s financial performance or liquidity and should not be considered as alternatives to net income (loss) as a measure of financial performance or cash flows from operations as measures of liquidity, or any other performance measure derived in accordance with GAAP. A reconciliation of such non-GAAP measures to their most directly comparable GAAP measure is included on pages 29-31 of this presentation. You are encouraged to evaluate each adjustment to non-GAAP financial measures and the reasons management considers it appropriate for supplemental analysis. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, these measures may not be comparable to similarly titled measures used by other companies in our industry or across different industries.